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Exhibit 4.18

THIRD AMENDMENT TO COMBINED CREDIT AGREEMENTS

        THIS THIRD AMENDMENT TO COMBINED CREDIT AGREEMENTS, dated as of May 31, 2002 (the "Amendment"), among Forest Oil Corporation, a New York corporation (the "U.S. Borrower"), Canadian Forest Oil Ltd. and each other subsidiary of Canadian Forest which becomes a "Borrower" (as defined in the Canadian Credit Agreement) under the Canadian Credit Agreement (the "Canadian Borrowers"), each of the lenders that is a signatory to, or which becomes a signatory to, the U.S. Credit Agreement (together with its successors and assigns, the "U.S. Lenders"), each of the lenders that is a signatory to, or which becomes a signatory to, the Canadian Credit Agreement (together with its successors and assigns, the "Canadian Lenders", and together with the U.S. Lenders, the "Combined Lenders"), Bank of America, N.A., as U.S. Syndication Agent, Citibank, N.A., as U.S. Documentation Agent, J.P. Morgan Bank Canada, successor to The Chase Manhattan Bank of Canada, as Canadian Administrative Agent, Bank of Montreal, as Canadian Syndication Agent, The Toronto-Dominion Bank, as Canadian Documentation Agent, and JPMorgan Chase Bank, successor to The Chase Manhattan Bank, as Global Administrative Agent (in such capacity, together with its successors in such capacity, the "Global Administrative Agent").

W I T N E S S E T H:

        1.    The U.S. Borrower, Global Administrative Agent, the U.S. Syndication Agent, the U.S. Documentation Agent, and the U.S. Lenders are parties to that certain Credit Agreement dated as of October 10, 2000, as previously amended (as previously amended, the "U.S. Credit Agreement"), pursuant to which the U.S. Lenders agreed to make loans to and extensions of credit on behalf of the U.S. Borrower.

        2.    The Canadian Borrowers, Global Administrative Agent, the Canadian Administrative Agent, the Canadian Syndication Agent, the Canadian Documentation Agent, and the Canadian Lenders are parties to that certain Credit Agreement dated as of October 10, 2000, as previously amended (as previously amended, the "Canadian Credit Agreement", and together with the U.S. Credit Agreement, the "Combined Credit Agreements"), pursuant to which the Canadian Lenders agreed to make loans to and extensions of credit on behalf of the Canadian Borrowers.

        3.    The parties to the Combined Credit Agreements intend to amend the Combined Credit Agreements as follows:

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

        I.    Amendments to U.S. Credit Agreement.

        A.    Section 1.1 of the U.S. Credit Agreement hereby is amended by inserting the following definitions of "Senior Unsecured Debt Rating" and "Senior Unsecured Debt Rating Level" in appropriate alphabetical order:

    "    "Senior Unsecured Debt Rating" means, on the date of determination, the ratings by Moody's and S&P of senior, unsecured, long-term indebtedness for borrowed money of Borrower that is not Guaranteed by any other Person (other than a Restricted Subsidiary which has executed a Guaranty) or subject to any other credit enhancement.

    "    "Senior Unsecured Debt Rating Level" means the level set forth below that corresponds to the lower Senior Unsecured Debt Rating issued from time to time by Moody's or S&P, as applicable, to Borrower:

	Moody's	S&P
Level I	Baa3 and higher	BBB- and higher
Level II	Ba1 or lower	BB+ or lower

    For purposes of the foregoing, (a) if either Moody's or S&P shall not have in effect a Senior Unsecured Debt Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a Senior Unsecured Debt Rating of Level II; (b) if the Senior Unsecured Debt Ratings established or deemed to have been established by Moody's and S&P shall fall within different Levels, the applicable Level shall be based on the lower of the two Senior Unsecured Debt Ratings; and (c) if the Senior Unsecured Debt Ratings established or deemed to have been established by Moody's and S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by Borrower to the Agents and the Lenders pursuant to Section 5.2(a)(ii) hereof or otherwise. Each change in the Senior Unsecured Debt Rating Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change to the Senior Unsecured Debt Rating Level. If the rating system of Moody's or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Senior Unsecured Debt Rating Level shall be determined by reference to the rating most recently in effect prior to such change or cessation.."

        B.    The definition of "Applicable Rating Level" in Section 1.1 of the U.S. Credit Agreement hereby is amended by replacing the reference to "Section 5.2(e)" with "Section 5.2(a)(ii)".

        C.    Sections 5.1(e) and (f) of the U.S. Credit Agreement hereby are amended in their entirety to read as follows:

    "    (e) At any time when the Senior Unsecured Debt Rating Level of Borrower is Level II, by May 1st of each year, a Reserve Report prepared by Borrower and audited by an Approved Engineer (the "Independent Reserve Report"), and by October 1st of each year, a Reserve Report prepared by Borrower, utilizing a mathematical average of the customary discount rates and price decks of the Technical Lenders and in form and substance acceptable to the Global Administrative Agent (the "Internal Reserve Report");

         (f) At any time when the Senior Unsecured Debt Rating Level of Borrower is Level II, concurrently with the delivery of any Reserve Report, a completed certificate calculating and certifying the Present Value of the Properties of Borrower and its Restricted Subsidiaries as of the effective date of such Reserve Report, executed on behalf of Borrower by an Authorized Officer, provided, that such Present Value calculation shall not be considered effective for the purposes of this Agreement if the Technical Lenders determine, acting reasonably, that either (i) the calculations used to determine such Present Value as so certified and calculated by Borrower were not based on the mathematical average of the customary discount rates and price decks of the Technical Lenders or (ii) the calculations used to determine such Present Value are incorrect or mistaken, it being understood that in the event that the Technical Lenders believe that the circumstances described in either clause (i) or clause (ii) above has occurred, the Global Administrative Agent shall promptly notify Borrower, and Borrower and Technical Lenders will cooperate to determine the appropriate amount for such Present Value;".

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        D.    Section 5.2(a)(ii) of the U.S. Credit Agreement hereby is amended in its entirety to read as follows:

    "    (ii) an announcement by Moody's or S&P of a change in (A) the Senior Unsecured Debt Rating, (B) the Bank Credit Facility Rating or (C) any other rating of Borrower or any of its Subsidiaries;".

        E.    Section 5.15(c) of the U.S. Credit Agreement hereby is amended in its entirety to read as follows:

    "    (c) If at any time when the Senior Unsecured Debt Rating Level of Borrower is Level II, Global Administrative Agent shall have received currently effective, duly executed Loan Documents encumbering Oil and Gas Properties of Borrower and its Restricted Subsidiaries constituting less than 75% of the Present Value of Oil and Gas Properties of Borrower and its Restricted Subsidiaries, then Borrower shall, or shall cause its Restricted Subsidiaries to, execute and deliver to the Global Administrative Agent supplemental or additional Security Documents, in form and substance reasonably satisfactory to the Global Administrative Agent and its counsel, covering additional Oil and Gas Properties of Borrower and its Restricted Subsidiaries not then encumbered by any Combined Loan Documents such that the Global Administrative Agent shall have received currently effective duly executed Security Documents encumbering Oil and Gas Properties of Borrower and its Restricted Subsidiaries constituting 75% or more of the Present Value of Oil and Gas Properties of Borrower and its Restricted Subsidiaries."

        F.    Section 6.1 of the U.S. Credit Agreement hereby is amended in its entirety to read as follows

    "    SECTION 6.1. Ratio of Total Debt to EBITDA. Borrower will not permit its ratio of Total Debt outstanding to EBITDA (calculated for the last four consecutive fiscal quarter period then most recently ended for which financial statements are available) (i) at any time when the Applicable Rating Level of Borrower is Level III, to be greater than 4.00 to 1.00, and (ii) at any time when the Applicable Rating Level of Borrower is Level I or Level II, to be greater than (A) 3.50 to 1.00 for periods of calculation ending on or before December 31, 2003 and (B) 3.25 to 1.00 for periods of calculation ending after December 31, 2003."

        G.    Section 6.2 of the U.S. Credit Agreement hereby is amended in its entirety to read as follows:

    "    SECTION 6.2 [Intentionally omitted]."

        H.    Section 6.3 of the U.S. Credit Agreement hereby is amended in its entirety to read as follows:

    "    SECTION 6.3. Ratio of Present Value to Total Debt. If the Applicable Rating Level of Borrower is Level II, then Borrower will not permit its ratio of Present Value to Total Debt outstanding to be less than (A) 1.75 to 1.00 for periods of calculation ending on or before the earlier to occur ("Delivery Date") of (I) May 1, 2004 or (II) the date the January 1, 2004 Reserve Report and the Present Value certificate have been delivered by Borrower pursuant to Sections 5.1(e) and 5.1(f), and (B) 2.00 to 1.00 for periods of calculation ending at any time after the Delivery Date."

        I.    Section 6.4 of the U.S. Credit Agreement hereby is amended in its entirety to read as follows:

    "    SECTION 6.4 [Intentionally omitted]."

        II.    Effectiveness.    This Amendment shall become effective as of the date hereof when the Global Administrative Agent shall have received:

          A.    Counterparts hereof duly executed by the U.S. Borrower, the Canadian Borrowers, the Global Administrative Agent and at least the Required Lenders (or, in the case of any party as to

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  which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party); and

          B.    An amendment fee for the account of each Combined Lender executing this Amendment and returning its signature page to the Global Administrative Agent on or before May 31, 2002 in an amount agreed to by Borrower in its written request for this amendment.

        III.    Reaffirmation of Representations and Warranties.    To induce the Combined Lenders and the Global Administrative Agent to enter into this Amendment, the U.S. Borrower and the Canadian Borrowers hereby reaffirm, as of the date hereof, the following:

          (i)    The representations and warranties of each Loan Party (as such term is defined in the U.S. Credit Agreement and the Canadian Credit Agreement, collectively, the "Combined Loan Parties") set forth in the Combined Loan Documents to which it is a party are true and correct on and as of the date hereof (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date).

          (ii)  Each of the U.S. Borrower and its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          (iii)  The execution, delivery and performance by U.S. Borrower of this Amendment and each other Combined Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Combined Loan Party of this Amendment and each other Combined Loan Document executed or to be executed by it, are within U.S. Borrower's and each such Combined Loan Party's corporate, limited liability company and/or partnership powers, and have been duly authorized by all necessary corporate, limited liability company and/or partnership action, and if required, stockholder, member and/or partner action. This Amendment and each other Combined Loan Document executed or to be executed by it has been duly executed and delivered by U.S. Borrower and constitutes, and this Amendment and each other Combined Loan Document executed or to be executed by any Combined Loan Party, when executed and delivered by such Combined Loan Party, will constitute, a legal, valid and binding obligation of U.S. Borrower or such Combined Loan Party (as the case may be), enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (iv)  The execution, delivery and performance by the U.S. Borrower of this Amendment and each other Combined Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Combined Loan Party of this Amendment and each Loan Document executed or to be executed by such Combined Loan Party, (a) do not require any Governmental Approval or third party approvals, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Combined Loan Documents, (b) will not violate any applicable Governmental Rule or the Organic Documents of U.S. Borrower or any such Combined Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon U.S. Borrower or any such Combined Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by U.S. Borrower or any such Combined Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of U.S. Borrower or any such Combined Loan Party except Liens created under the Combined Loan Documents.

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          (v)  No Default under the Combined Loan Documents has occurred and is continuing and the U.S. Borrower is in compliance with the financial covenants set forth in Article VI of the U.S. Credit Agreement.

          (vi)  No event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

        IV.    Defined Terms.    Except as amended hereby, terms used herein when defined in the U.S. Credit Agreement shall have the same meanings herein unless the context otherwise requires.

        V.    Reaffirmation of Combined Credit Agreements.    This Amendment shall be deemed to be an amendment to the Combined Credit Agreements, and the Combined Credit Agreements, as amended hereby, are hereby ratified, approved and confirmed in each and every respect. All references to the Combined Credit Agreements herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Combined Credit Agreements as amended hereby.

        VI.    Governing Law.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        VII.    Severability of Provisions.    Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        VIII.    Counterparts.    This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

        IX.    Headings.    Article and section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

        X.    Successors and Assigns.    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        XI.    No Oral Agreements.    THIS AMENDMENT, THE COMBINED CREDIT AGREEMENTS, AS AMENDED HEREBY, AND THE OTHER COMBINED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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        IN WITNESS WHEREOF, the U.S. Borrower, the Canadian Borrowers, the Combined Lenders, the Global Administrative Agent, and the other "agents" under the Combined Credit Agreements have executed this Amendment as of the date first above written.

U.S. BORROWER
FOREST OIL CORPORATION
By:	/s/ DONALD H. STEVENS
	Name:	Donald H. Stevens
	Title:	Vice President and Treasurer
CANADIAN BORROWER
CANADIAN FOREST OIL LTD.
By:	/s/ JOAN C. SONNEN
	Name:	Joan C. Sonnen
	Title:	Vice President

AGENTS AND COMBINED LENDERS
JPMORGAN CHASE BANK, successor to The Chase Manhattan Bank, as Global Administrative Agent and as a U.S. Lender
By:	/s/ ROBERT C. MERTENSOTTO
	Name:	Robert C. Mertensotto
	Title:	MANAGING DIRECTOR

BANK OF AMERICA, N.A., as U.S. Syndication Agent and as a U.S. Lender
By:	/s/ RICHARD L. STEIN
	Name:	Richard L. Stein
	Title:	Principal

CITIBANK, N.A., as U.S. Documentation Agent and as a U.S. Lender
By:	/s/ DOUGLAS A. WHIDDON
	Name:	Douglas A. Whiddon
	Title:	Attorney-in-Fact

BANK OF MONTREAL, as a U.S. Lender
By:	/s/ JAMES V. DUCOTE
	Name:	James V. Ducote
	Title:	Director

TORONTO DOMINION (TEXAS), INC., as a U.S. Lender
By:	/s/ DEBBIE A. GREENE
	Name:	Debbie A. Greene
	Title:	Vice President

ABN AMRO BANK N.V., as a U.S. Lender
By:	/s/ JEFFERY WHITE
	Name:	Jeffery White
	Title:	Vice President
By:	/s/ JOHN REED
	Name:	John Reed
	Title:	Vice President

BANK OF SCOTLAND, as a U.S. Lender
By:	/s/ JOSEPH FRATUS
	Name:	Joseph Fratus
	Title:	Vice President

BANK ONE, NA (Main Office Chicago), as a U.S. Lender
By:	/s/ J. SCOTT FOWLER
	Name:	J. Scott Fowler
	Title:	Director

NORDEA BANK FINLAND, PLC, NEW YORK BRANCH f/k/a formerly Christiania Bank Og Kreditkasse, ASA New York Branch, as a U.S. Lender
By:	/s/ ANNE ENGEN
	Name:	Anne Engen
	Title:	Vice President
By:	/s/ RONNY BJORNADAL
	Name:	Ronny Bjornadal
	Title:	Vice President

FORTIS CAPITAL CORP., as a U.S. Lender
By:	/s/ ILLEGIBLE
	Name:	ILLEGIBLE
	Title:	Vice President
By:	/s/ DARRELL W. HOLLEY
	Name:	Darrell W. Holley
	Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION, as a U.S. Lender
By:	/s/ MATTHEW J. PURCHASE
	Name:	Matthew J. Purchase
	Title:	Assistant Vice President

BNP PARIBAS, as a U.S. Lender
By:	/s/ DAVID DODD
	Name:	David Dodd
	Title:	Director
By:	/s/ BETSY JOCHER
	Name:	Betsy Jocher
	Title:	Vice President

CREDIT AGRICOLE INDOSUEZ, as a U.S. Lender
By:	/s/ MARK LVOFF
	Name:	Mark Lvoff
	Title:	First Vice President Head of Energy Platform
By:	/s/ MICHAEL D. WILLIS
	Name:	Michael D. Willis
	Title:	Vice President

CREDIT SUISSE FIRST BOSTON, as a U.S. Lender
By:	/s/ JAMES P. MORAN
	Name:	James P. Moran
	Title:	Director
By:	/s/ DAVID M. KOCZAN
	Name:	David M. Koczan
	Title:	Associate

GENERAL ELECTRIC CAPITAL CORPORATION as a U.S. Lender
By:

Name:
Title:

MIZUHO CORPORATE BANK, formerly The Fuji Bank, Limited, as a U.S. Lender
MIZUHO CORPORATE BANK, formerly The Industrial Bank Of Japan, Limited, New York Branch, as a U.S. Lender
By:	/s/ THOMAS W. BOYLAN
	Name:	Thomas W. Boylan
	Title:	VP & SR. Team Leader

THE BANK OF NEW YORK, as a U.S. Lender
By:	/s/ PETER KELLER
	Name:	Peter Keller
	Title:	Vice President

HIBERNIA NATIONAL BANK, as a U.S. Lender
By:	/s/ DARIA MAHONEY
	Name:	Daria Mahoney
	Title:	Vice President

UFJ BANK, formerly known as The Sanwa Bank, Limited, as a U.S. Lender
By:	/s/ CLYDE L. REDFORD
	Name:	Clyde L. Redford
	Title:	Senior Vice President

SOCIETE GENERALE, SOUTHWEST AGENCY, as a U.S. Lender
By:

Name:
Title:

ING CAPITAL LLC, as a U.S. Lender
By:	/s/ RONALD E.E. SCHERPENHUIJSEN ROM
	Name:	Ronald E.E. Scherpenhuijsen Rom
	Title:	Managing Director

J.P. MORGAN BANK CANADA, successor to The Chase Manhattan Bank of Canada, as Canadian Administrative Agent
By:	/s/ CHRISTINE CHAN
	Name:	Christine Chan
	Title:	Vice President
By:

Name:
Title:

JPMORGAN CHASE BANK, TORONTO BRANCH, as a Canadian Lender
By:	/s/ CHRISTINE CHAN
	Name:	Christine Chan
	Title:	Vice President
By:

Name:
Title:

BANK OF MONTREAL, as Canadian Syndication Agent and as a Canadian Lender
By:	/s/ JAMES V. DUCOTE
	Name:	James V. Ducote
	Title:	Director

THE TORONTO-DOMINION BANK, as Canadian Documentation Agent and as a Canadian Lender
By:	/s/ DEBBI L. BRITO
	Name:	Debbi L. Brito
	Title:	Asst Mgr, Credit Administration & Compliance.

BANK OF AMERICA CANADA, as a Canadian Lender
By:	/s/ RICHARD L. STEIN
	Name:	Richard L. Stein
	Title:	Principal

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  Exhibit 4.18
THIRD AMENDMENT TO COMBINED CREDIT AGREEMENTS
W I T N E S S E T H